UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 1, 2012

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

In connection with the terms of a private placement offering (the “Offering”) of up to 100 units (the “Units”), each Unit consisting of 50,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase 25,000 shares of Common Stock (the “Warrants”), during the period beginning on the date of the declaration of the effectiveness of a registration statement relating to a firm commitment underwritten offering covering the offer and sale of Common Stock for the account of the Company through the six month anniversary thereof, each of the officers and directors of Protea Biosciences Group, Inc. (the “Company”) agreed not to, subject to certain exemptions, directly or indirectly, offer, sell, hedge, or pledge any option or contract to purchase, sell, grant any option, right or warrant to purchase or sell, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of the Company beneficially owned by such person, pursuant to the terms and conditions of a lock-up agreement (the “Lock-up Agreement”) by and between the Company and each such officer and director.

The above description of the Lock-up Agreement is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Lock-up Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 3.02 Recent Sales of Unregistered Securities.

As of March 1, 2012 (the “Final Closing Date”), in connection with the Offering of Units described above, the Company issued an aggregate of 1,370,000 shares of Common Stock and Warrants to purchase an aggregate of 685,000 shares of Common Stock at a per Unit purchase price equal to $100,000, for aggregate gross proceeds equal to $2,740,000. The Warrants are exercisable at an exercise price of $2.25 per share any time after the date of issuance (the “Issue Date”) until the earlier of (i) a Qualified Public Offering (as defined below), or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the Issue Date of the Warrant. The term “Qualified Public Offering” means the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts, commissions and fees) are at least $15,000,000. The placement agent (the "Placement Agent") in the Offering received total cash commissions equal to $140,000, which amount represents 8% of the total gross proceeds received from investors that participated in the Offering and were introduced to the Company by the Placement Agent. In addition, the Placement Agent also received warrants to purchase an aggregate of 70,000 shares of Common Stock at an exercise price of $2.20 per share (the "Placement Agent Warrants"). The Placement Agent Warrants are exercisable any time after the Issue Date until the earlier of (1) a Qualified Public Offering or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the Issue Date.

The Units were issued to accredited investors in accordance with Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Company did not engage in any general advertisement or general solicitation in connection with the offering of the Units.

The above description of the Warrant is intended to be a summary only and is qualified in its entirety by the terms of the Warrant attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD

Filed as Exhibit 99.1 to this Current Report on Form 8-K is an Executive Summary of the Company filed in accordance with Regulation FD.

Item 9.01. Exhibits and Financial Statements

4.1. Form of Warrant issued to Investors in the Offering.

10.1 Form of Lock-up Agreement by and between the Company and each officer and director.

99.1 Executive Summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2012

PROTEA BIOSCIENCES GROUP, INC.

By: /s/ Stephen Turner

Stephen Turner

Chief Executive Officer